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EXHIBIT 23.4

CONSENT OF PORTER KEADLE MOORE, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 8, 2002 on the balance sheets of First National Bank of Johns Creek as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholder's equity, comprehensive income and cash flows for the years then ended included in Registration Statement of Main Street Banks, Inc. on Form S-4 dated September 4, 2004. We hereby consent to incorporation by reference of said report in the Registration Statement of Main Street Banks, Inc. on Form S-8.

                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
December 26, 2002

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EXHIBIT 23.4 CONSENT OF PORTER KEADLE MOORE, LLP CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS